Exhibit 10.5

GLOBAL AMENDMENT TO THE NOTES

THIS GLOBAL AMENDMENT to the Notes (as defined below) (the “Amendment”) is entered into as of February 9, 2024 (the “Effective Date”), by and between CLEARDAY, INC., a Delaware corporation (the “Company”), and Mast Hill Fund, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain promissory note in the original principal amount of $600,000.00 dated on or around July 1, 2022 (the “First Note”); and

B. The Company and Holder are the parties to that certain promissory note in the original principal amount of $315,000.00 dated on or around September 28, 2022 (the “Second Note”); and

C. The Company and Holder are the parties to that certain promissory note in the original principal amount of $756,000.00 dated on or around January 12, 2023 (the “Third Note”, and collectively with the First Note and Second Note, the “Notes”); and

D. The Parties desire to amend the Notes as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. As of the Effective Date, the First Note is outstanding in the amount of $375,171.76 (the “First Note Balance”), consisting of $314,734.28 of principal and $60,437.48 of accrued interest. Upon the full execution of this Amendment, the principal amount of the First Note shall increase by $56,275.77, which will result in the First Note Balance increasing to $431,447.53.

2. As of the Effective Date, the Second Note is outstanding in the amount of $297,472.29 (the “Second Note Balance”), consisting of $260,455.05 of principal and $37,017.24 of accrued interest. Upon the full execution of this Amendment, the principal amount of the Second Note shall increase by $44,620.85, which will result in the Second Note Balance increasing to $342,093.14.

3. As of the Effective Date, the Third Note is outstanding in the amount of $881,503.40 (the “Third Note Balance”), consisting of $781,171.07 of principal and $100,332.33 of accrued interest. Upon the full execution of this Amendment, the principal amount of the Third Note shall increase by $132,225.51, which will result in the Third Note Balance increasing to $1,013,728.91.

4. The Maturity Date (as defined in the Notes) shall be amended to February 8, 2025.

5. Section 4.17 of the Notes shall be deleted in the entirety.

6. The Interest Rate (as defined in the Notes) of the Notes shall be increased to sixteen percent (16%) per annum upon the full execution of this Amendment.

7. The Company shall repay the Notes in the entirety simultaneously with, or prior to, the closing of the merger transaction contemplated by that certain merger agreement dated on or around April 5, 2023, by and between the Company, Viveon Health Acquisition Corp., VHAC2 Merger Sub, Inc., Viveon Health LLC, and Clearday SR LLC.

8. Section 4.6 of the Notes shall apply to this Amendment.

9. This Amendment may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Notes. Except as specifically modified hereby, all of the provisions of the Notes, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first abovewritten.

CLEARDAY, INC.		Mast Hill Fund, L.P.

By:	/s/ James Walesa	By:	/s/Patrick Hassani
Name:	James Walesa	Name:	Patrick Hassani
Title:	Chief Executive Officer	Title:	Chief Investment Officer